Exhibit 99.1
Energy Vault Reports Second Quarter 2025 Financial Results
Current Contract revenue backlog increased 47% to $95~~4~~ million versus Q1, now up 120% year-to-date
Q2 2025 Revenue increased 126% to $8.5 million compared to the prior year period
Q2 2025 GAAP gross profit of 29.6%, increasing 140% versus prior year to $2.5 million
Q2 2025 Adjusted EBITDA improved 11% versus prior year, to a loss of $13.7 million from a loss of $15.4 million
Implemented an additional $6.5 million cost savings initiative (annualized)
Cash improved 23% versus prior quarter to $58.1 million, finishing at the high end of the previous guidance range
Cross Trails project financing of $17.8 million completed in July; another $27 million in total net ITC proceeds anticipated in September
Exclusivity agreement signed with leading, multi-billion-dollar infrastructure fund launching ‘Asset Vault’ with $300 million Preferred Equity Investment to support construction and operation of 1.5GW of owned Energy Storage IPP Projects expected to generate $100M+ in annual, recurring project-level EBITDA over the next 3-4 years
WESTLAKE VILLAGE, Calif., Aug 7th, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or “the Company”), a leader in sustainable, grid-scale energy storage solutions, announced financial results for the second quarter ended June 30, 2025.
“We made good progress in our key growth geographies in the quarter executing on our core strategies, including construction progress on our first two energy storage projects in Australia, announcing a new regional expansion within the U.S. with the public utility contract with Consumers Energy, and perhaps most significantly, entering into agreement for a $300 million preferred equity funding that will secure the capital to execute upon our attractive project development portfolio of 3GW’s of storage IPP projects under our ‘build-own-operate’ strategy.” said Robert Piconi, Chairman of the Board and CEO of Energy Vault. “In addition to creating large, annual recurring cash streams from the owned asset portfolio, the new Asset Vault storage IPP will enhance cash accretion back to Energy Vault which will construct the projects, all incremental to our other energy storage solutions business.” Piconi continued. “Importantly, we also executed well on putting more cash on the balance sheet, completing our second project financing for the Cross Trails BESS in Texas which completed in July, following a 23% increase in cash at the end of Q2 at the high end of our previous guidance range.”
Second Quarter 2025 Financial Highlights
•Revenue backlog as of June 30, 2025, reached $682 million, 57% higher year-to-date. Backlog as of today’s announcement reached $954 million, up 120% year-to-date on new projects with Consumers Energy, a long-term service agreement (LTSA) with an existing customer, and long-term offtake agreements in the U.S. and Australia
•Q2 2025 revenue of $8.5 million, a 126% increase over the prior-year period driven by Australia project delivery and commencement of Cross Tails BESS
•Q2 2025 GAAP gross margin climbed to 29.6% from 27.8% a year ago primarily driven by favorable geographic and revenue mix
•Q2 2025 cash balance increased 23% sequentially to $58.1 million (including restricted cash)
•Q2 2025 GAAP operating expenses of $30.7 million and adjusted operating expenses of $16.2 million
•Q2 2025 Net loss was $(34.9) million; Q2 2025 Adjusted Net loss increased 32% to $(18.4) million from $(13.9) million year-over-year
•Q2 2025 Adjusted EBITDA improved 11% to $(13.7) million from $(15.4) million year-over-year

Operating and Other Recent Highlights
•Energy Vault's first two owned & operated energy storage assets (Cross Trails in Texas and Calistoga Resiliency Center in California), now placed in service and expected to contribute ~ $10 million in recurring annual EBITDA
•Exclusivity agreement signed with leading, multi-billion-dollar infrastructure fund for Creation of ‘Asset Vault’ with $300 million Preferred Equity Investment to support construction and operation of 1.5GW of Energy Storage Projects (including those projects just placed in service in the U.S. and acquired in Australia, along with a robust funnel of new opportunities under evaluation).
•Completed the Acquisition of Stoney Creek Battery Energy Storage System (BESS) in Australia, the largest project today in the new Asset Vault portfolio at 125MW / 1 GWh, representing a significant advancement of Energy Vault’s global “build, own & operate” asset management strategy; construction expected to commence in early 2026, representing roughly $20 million in recurring annual EBITDA when complete in 2027
•On August 1st, 2025, Energy Vault welcomed PG&E and federal and local government officials along with key suppliers, partners and investors for the ribbon cutting of the 8.5 MW / 293 MWh Calistoga Resiliency Center (CRC)
•On May 31st, 2025, the 57 MW / 114 MWh Cross Trails Battery Energy Storage System (BESS) commenced commercial operations in accordance with the 10-year Gridmatic offtake agreement; the company completed its $17.8 million project financing with Eagle Point Credit Management in July following its $27.8 million financing of the CRC project in April
•Awarded project by Michigan’s largest energy provider to supply two battery energy storage systems (BESS), totaling 75 MW/300 MWh. Battery deliveries expected to commence in Q4 2025 enabling construction to begin in Q1 2026, with commercial operation expected by Q4 2026
Business Outlook
•Estimating FY2025 revenue of $200-250 million (within the prior guidance range), reflecting the timing of U.S. battery deliveries and project timelines
•In July, implemented an additional $6.5 million reduction in annualized operating expenses as the company refines its long-term strategy, offset by strategic investments in Australia
•Targeting $60-75 million in total cash at the end of 3Q 2025 including the Cross Trails-project financing of $18 million which was completed in July, with another $27 million in total net ITC proceeds anticipated in September
•In conjunction with the close of the $300 million Preferred Equity Investment, subject to customary regulatory and closing conditions anticipated in the next 30-60 days, Energy Vault intends to host a Virtual Investor Day to provide a comprehensive overview of the Asset Vault platform, its project pipeline, financial projections, and long-term strategic vision. Additional details will be shared upon closing.
Conference Call Information
Energy Vault will host a conference call today, August 7, 2025 at 4:30 PM ET to discuss the results, followed by a Q&A session. A live webcast of the call can be accessed at https://investors.energyvault.com/events-and-presentations/events. Participants may access the call at 1-800-343-4849, international callers may use 1-203-518-9848. When prompted, please provide the Conference ID: EnergyQ2 to join the Energy Vault Holdings earnings call. A live webcast will also be available at https://investors.energyvault.com/events-and-presentations/events. A telephonic replay of the call will be available shortly after the conclusion of the call and until Thursday, August 21, 2025. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671 and enter access code 11159550.An archived replay of the call will also be available on the investors portion of the Energy Vault website at https://investors.energyvault.com/.

About Energy Vault
Energy Vault® develops and deploys utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary gravity-based storage, battery storage, and green hydrogen energy storage technologies. Each storage solution is supported by the Company’s hardware technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short-and-long-duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Utilizing eco-friendly materials with the ability to integrate waste materials for beneficial reuse, Energy Vault’s gravity-based energy storage technology is facilitating the shift to a circular economy while accelerating the global clean energy transition for its customers. Please visit www.energyvault.com for more information.
Non-GAAP measures
Energy Vault has provided a reconciliation of net loss to adjusted EBITDA, with net loss being the most directly comparable GAAP measure, for the historical periods in this press release. Energy Vault has also provided a reconciliation of reported S&M, R&D and G&A expenses to adjusted S&M expenses, adjusted R&D expenses, and adjusted G&A expenses, respectively, and a reconciliation of reported operating expenses to adjusted operating expenses for the historical periods in this press release. A reconciliation of projected non-GAAP measures for the full-year 2024 has not been provided because certain information necessary to calculate such measures on a GAAP basis is not available without unreasonable efforts or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of the amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.
Developed pipeline represents uncontracted potential revenue from third-party projects where potential prospective customers have either awarded the Company a project or shortlisted the Company for consideration. It also includes potential tolling revenue from projects where the Company is in advanced negotiations to build, own, and operate energy storage systems. Developed pipeline is an internal management metric that we construct using information from our global sales team and is monitored by management to understand the potential anticipated growth of our Company and to estimate potential future revenue. Developed pipeline is influenced by the prevailing foreign exchange rates and equipment prices and may vary from period to period if these inputs change.
Backlog represents contracted but unrecognized revenue from third-party projects and services yet to be completed, unrecognized revenue or other income from IP licensing agreements, and unrecognized revenue from tolling arrangements for projects operated by Energy Vault or affiliates. Backlog includes any potential future variable payments from tolling and offtake arrangements that the Company believes is probable of being realized. Probable future variable payments are forecasted by an independent third-party firm using simulation software that factors in current and projected energy market dynamics, historical and forecasted volatility, and location specific data. The Company considers the low-end simulation results to be probable. Potential future IP royalties are not included in backlog. Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies, and our ability to cure our New York Stock Exchange (“NYSE”) price deficiency and meet the continued listing requirements of the NYSE. These statements often include words such as “anticipate,” “expect,” “contemplate,” “continue,” “suggest,” “plan,” “potential,” “predict,” “believe,” “intend,” “project,” “forecast,” “estimate,” “target,” “project,” “projections,” “should,” “target,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, expected monetization of tax credits, expected financings, projected costs, prospects and plans; the uncertainly of our awards, bookings, backlog and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding financings, orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the impact of macroeconomic uncertainty, including with respect to uncertainty about the future relationship between the United States and other countries with respect to trade policies, taxes, government regulations, and tariffs; investment in development projects that may not achieve commercial operations in our predicted timeframe or at all; our efforts to diversify our supply chain to lessen the impact of tariffs; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner; the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities, including our expectation that our first two-owned projects will begin generating revenue in 2025, and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands except par value)

	June 30, 2025	December 31, 2024
Assets
Current Assets
Cash and cash equivalents	$21,416	$27,091
Restricted cash	32,918	990
Accounts receivable, net	4,517	14,565
Contract assets, net	7,727	6,798
Customer financing receivable, current portion, net	1,432	2,148
Advances to suppliers	20,306	10,678
Investments, current portion	837	2,933
Prepaid expenses and other current assets	5,742	3,702
Total current assets	94,895	68,905
Property and equipment, net	120,875	99,493
Intangible assets, net	5,749	4,538
Operating lease right-of-use assets	2,278	1,206
Customer financing receivable, long-term portion, net	2,220	3,329
Investments, long-term portion	6,291	3,270
Restricted cash, long-term portion	3,765	1,992
Deferred income taxes	12,077	—
Other assets	678	1,156
Total Assets	$248,828	$183,889
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$35,834	$20,250
Accrued expenses	18,668	24,968
Long-term debt, current portion	23,107	—
Contract liabilities	65,726	8,938
Other long-term liabilities	491	499
Total current liabilities	143,826	54,655
Long-term debt	10,244	—
Deferred pension obligation	2,075	2,044
Other long-term liabilities	2,384	934
Total liabilities	158,529	57,633
Stockholders’ Equity
Preferred stock, $0.0001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value; 500,000 shares authorized, 160,689 and 153,206 issued and outstanding at June 30, 2025 and December 31, 2024, respectively	16	15
Additional paid-in capital	532,095	512,022
Accumulated deficit	(439,885)	(383,822)
Accumulated other comprehensive loss	(1,900)	(1,896)
Non-controlling interest	(27)	(63)
Total stockholders’ equity	90,299	126,256
Total Liabilities and Stockholders’ Equity	$248,828	$183,889

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$8,512	$3,770	$17,046	$11,529
Cost of revenue	5,996	2,721	9,654	8,412
Gross profit	2,516	1,049	7,392	3,117
Operating expenses:
Sales and marketing	3,161	4,861	7,306	9,031
Research and development	4,074	6,951	7,898	13,917
General and administrative	19,113	15,836	36,619	31,189
Provision for credit losses	3,843	442	3,832	353
Depreciation and amortization	473	279	778	574
Loss on impairment and sale of long-lived assets	—	565	—	565
Total operating expenses	30,664	28,934	56,433	55,629
Loss from operations	(28,148)	(27,885)	(49,041)	(52,512)
Other income (expense):
Interest expense	(2,516)	(38)	(2,611)	(46)
Interest income	312	1,746	627	3,572
Other income (expense), net	(2,507)	(22)	(2,625)	1,648
Loss before income taxes	(32,859)	(26,199)	(53,650)	(47,338)
Provision for income taxes	2,073	—	2,456	—
Net loss	(34,932)	(26,199)	(56,106)	(47,338)
Net loss attributable to non-controlling interest	(5)	(11)	(43)	(11)
Net loss attributable to Energy Vault Holdings, Inc.	$(34,927)	$(26,188)	$(56,063)	$(47,327)

Net loss per share attributable to Energy Vault Holdings, Inc. — basic and diluted	$(0.22)	$(0.18)	$(0.36)	$(0.32)
Weighted average shares outstanding — basic and diluted	156,911	149,143	155,326	148,081

Other comprehensive income (loss) — net of tax
Actuarial gain (loss) on pension	$(276)	$3	$235	$(228)
Foreign currency translation gain (loss)	(259)	(15)	(239)	137
Total other comprehensive loss attributable to Energy Vault Holdings, Inc.	(535)	(12)	(4)	(91)
Total comprehensive loss attributable to Energy Vault Holdings, Inc.	$(35,462)	$(26,200)	$(56,067)	$(47,418)

ENERGY VAULT HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(56,106)	$(47,338)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	778	574
Non-cash debt and financing costs	1,380	—
Loss on debt extinguishment	1,412	—
Non-cash interest income	(364)	(760)
Stock-based compensation	18,260	19,188
Loss on impairment and sale of long-lived assets	—	565
Provision for credit losses	3,832	353
Non-cash expenses related to equity purchase agreement	667	—
Foreign exchange losses	349	107
Change in operating assets	(10,072)	75,161
Change in operating liabilities	52,493	(59,696)
Net cash provided by (used in) operating activities	12,629	(11,846)
Cash Flows From Investing Activities
Proceeds from sale of property and equipment	—	219
Purchase of property and equipment	(15,194)	(21,051)
Investment in note receivable	(2,142)	—
Net cash used in investing activities	(17,336)	(20,832)
Cash Flows From Financing Activities
Proceeds from debt financing	63,794	—
Proceeds from insurance premium financings	1,665	1,670
Proceeds from issuance of stock	1,199	—
Short-swing profit recovery	24	—
Proceeds from exercise of stock options	2	—
Repayment of debt	(27,826)	—
Repayment of insurance premium financings	(1,225)	(819)
Payment of debt issuance costs	(5,409)	—
Payment of finance lease obligations	(84)	(194)
Payment of taxes related to net settlement of equity awards	—	(297)
Net cash provided by financing activities	32,140	360
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	593	(286)
Net increase (decrease) in cash, cash equivalents, and restricted cash	28,026	(32,604)
Cash, cash equivalents, and restricted cash – beginning of the period	30,073	145,555
Cash, cash equivalents, and restricted cash – end of the period	58,099	112,951
Less: Restricted cash at end of period	36,683	6,116
Cash and cash equivalents - end of period	$21,416	$106,835

ENERGY VAULT HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2025	2024
Supplemental Disclosures of Cash Flow Information:
Income taxes paid	$396	$51
Cash paid for interest	476	46
Supplemental Disclosures of Non-Cash Investing and Financing Information:
Actuarial gain (loss) on pension	235	(228)
Property, plant and equipment financed through accounts payable	11,493	2,569
Assets acquired on finance lease	87	120

Non-GAAP Financial Measures
To complement our condensed consolidated statements of operations, we use non-GAAP financial measures of adjusted selling and marketing (“S&M”) expenses, adjusted research and development (“R&D”) expenses, adjusted general and administrative (“G&A”) expenses, adjusted operating expenses, adjusted net loss, and adjusted EBITDA. Management believes that these non-GAAP financial measures complement our GAAP amounts and such measures are useful to securities analysts and investors to evaluate our ongoing results of operations when considered alongside our GAAP measures. The presentation of these non-GAAP measures is not meant to be considered in isolation or as an alternative to other measures of financial performance calculated in accordance with GAAP. These non-GAAP measures and their reconciliation to GAAP financial measures are shown below.
The following table provides a reconciliation from GAAP S&M expenses to non-GAAP adjusted S&M expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
S&M expenses (GAAP)	$3,161	$4,861	$7,306	$9,031
Non-GAAP adjustment:
Stock-based compensation expense	1,039	1,782	2,084	3,497
Reorganization expenses	32	288	32	288
Adjusted S&M expenses (non-GAAP)	$2,090	$2,791	$5,190	$5,246
The following table provides a reconciliation from GAAP R&D expenses to non-GAAP adjusted R&D expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
R&D expenses (GAAP)	$4,074	$6,951	$7,898	$13,917
Non-GAAP adjustments:
Stock-based compensation expense	1,368	2,059	2,736	4,286
Reorganization expenses	318	503	318	503
Adjusted R&D expenses (non-GAAP)	$2,388	$4,389	$4,844	$9,128
The following table provides a reconciliation from GAAP G&A expenses to non-GAAP adjusted G&A expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
G&A expenses (GAAP)	$19,113	$15,836	$36,619	$31,189
Non-GAAP adjustments:
Stock-based compensation expense	6,577	5,663	13,440	11,405
Reorganization expenses	812	918	812	918
Adjusted G&A expenses (non-GAAP)	$11,724	$9,255	$22,367	$18,866

The following table provides a reconciliation from GAAP operating expenses to non-GAAP operating expenses (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating expenses (GAAP)	$30,664	$28,934	$56,433	$55,629
Non-GAAP adjustments:
Depreciation and amortization	473	279	778	574
Stock-based compensation expense	8,984	9,504	18,260	19,188
Reorganization expenses	1,162	1,709	1,162	1,709
Provision for credit losses	3,843	441	3,832	353
Loss on impairment and sale of long-lived assets	—	565	—	565
Adjusted operating expenses (non-GAAP)	$16,202	$16,436	$32,401	$33,240
The following table provides a reconciliation from net loss attributable to Energy Vault Holdings, Inc. to non-GAAP adjusted net loss, (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(34,927)	$(26,188)	$(56,063)	$(47,327)
Non-GAAP adjustments:			—
Stock-based compensation expense	8,984	9,504	18,260	19,188
Reorganization expenses	1,162	1,709	1,162	1,709
Provision for credit losses	3,843	441	3,832	353
Loss on debt extinguishment	1,412	—	1,412	—
Expenses related to equity purchase agreement	906	—	906	—
Foreign exchange losses	216	47	349	107
Loss on impairment and sale of long-lived assets	—	565	—	565
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted net loss (non-GAAP)	$(18,404)	$(13,922)	$(30,142)	$(26,905)

The following table provides a reconciliation from net loss to non-GAAP adjusted EBITDA, with net loss being the most directly comparable GAAP measure (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to Energy Vault Holdings, Inc. (GAAP)	$(34,927)	$(26,188)	$(56,063)	$(47,327)
Non-GAAP adjustments:			—
Interest expense	2,516	38	2,611	46
Interest income	(312)	(1,746)	(627)	(3,572)
Provision for income taxes	2,073	—	2,456	—
Depreciation and amortization	473	279	778	574
Stock-based compensation expense	8,984	9,504	18,260	19,188
Reorganization expenses	1,162	1,709	1,162	1,709
Provision for credit losses	3,843	441	3,832	353
Loss on debt extinguishment	1,412	—	1,412	—
Expenses related to equity purchase agreement	906	—	906	—
Foreign exchange losses	216	47	349	107
Loss on impairment and sale of long-lived assets	—	565	—	565
Gain on derecognition of contract liability	—	—	—	(1,500)
Adjusted EBITDA (non-GAAP)	$(13,654)	$(15,351)	$(24,924)	$(29,857)
We present adjusted EBITDA, which is net loss excluding adjustments that are outlined in the quantitative reconciliation provided above, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, one should be aware that in the future we may incur expenses similar to the adjustments noted above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net loss, operating loss, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it does not reflect our cash expenditures, future requirements for capital expenditures, or contractual commitments;
•it does not reflect changes in, or cash requirements for, our working capital needs;
•it does not reflect stock-based compensation, which is an ongoing expense;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;
•it is not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;
•it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;
•it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
•other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to use to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA only supplementally.

Contacts

Investors:
energyvaultIR@icrinc.com

Media:
media@energyvault.com